UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2020

SUPER MICRO COMPUTER, INC.
(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2020, the Compensation Committee of Super Micro Computer, Inc. (the “Company”) determined to make special cash bonus awards to certain of its employees, including two of its named executive officers. The bonuses are in recognition of the extraordinary efforts of these individuals to complete the recent restatement of the Company’s financial statements, regain compliance with the Company’s public company disclosure requirements and achieve a relisting of the Company shares on Nasdaq. In particular, Kevin Bauer, our Chief Financial Officer and a named executive officer, was awarded a bonus in the amount of $342,784, and David Weigand, our Chief Compliance Officer and a named executive officer, was awarded a bonus in the amount of $147,107.

In addition, the Compensation Committee reaffirmed the Company’s commitment to continuing to transition to a performance-based model for executive compensation, instead of a discretionary bonus model. In particular, the Compensation Committee has developed and adopted performance-based targets for short-term cash bonuses. These performance targets consist of several measurable criteria, including revenue, non-GAAP operating margin, and individual operational objectives for each executive officer (other than the CEO) tied to the executive officer’s roles and responsibilities. The CEO’s goals are based entirely on Company performance. The performance objectives and payout rate range from target to “stretch” goals, including a minimum base goal in order to earn any payment of cash bonus. These goals and targets also take into account the impact of the recent COVID-19 pandemic and steps that have been taken by both governmental authorities and the Company to mitigate its spread.

Due to the limited number of shares remaining available in the Company’s existing 2016 Equity Incentive Plan, none of the Company’s named executive officers were granted equity awards in fiscal year 2020, except for an immaterial award to the Company’s SVP of Operations. The Compensation Committee prioritized granting equity awards to new hires and refresh grants to other employees that had been deferred during the time the Company was not current in its SEC filings.

In the future, provided that proposed 2020 Equity and Incentive Plan has been approved by the Company’s shareholders at the upcoming annual general meeting scheduled for June 5, 2020, the Compensation Committee plans to structure a substantial portion of the total compensation paid to the Company’s executive officers and senior management in the form of performance-based awards. Once the proposed new equity incentive plan is approved, the Compensation Committee will continue to develop and set performance-based goals for future equity awards to executive officers and senior management, with performance periods that are aligned with our shareholders’ long term interests.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: May 26, 2020	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)